CONFORMED COPY
                         SUMMARY OF TERMS AND CONDITIONS
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                                December 9, 2004

This Term Sheet summarizes the terms and conditions of a proposed purchase by SkyePharma plc of shares of Astralis Ltd. ("Astralis") and certain rights held by Mike Ajnsztajn and Gaston Liebhaber. The Term Sheet is for discussion purposes only and, except as specified below, is not legally binding upon any party. Specific provisions that are legally binding upon the parties are explicitly stated within this Term Sheet.

This Term Sheet sets out the main terms on which the parties intend to enter into good faith negotiations to conclude a definitive assignment agreement (the "Assignment Agreement") and a definitive stock purchase agreement (the "Stock Purchase Agreement"). Neither party is obligated to consummate the transactions contemplated by this Term Sheet unless and until a definitive Assignment Agreement and a definitive Stock Purchase Agreement have been mutually agreed and executed by the parties hereto. If an Assignment Agreement and a Stock Purchase Agreement are not entered into by December 21, 2004 the non-binding portions of this Term Sheet shall cease to be the basis for good faith negotiations relating to the subject matter hereof, unless the parties agree otherwise.

Buyer:                       SkyePharma plc ( "Buyer")

Sellers: Mike Ajnsztajn and Gaston Liebhaber (collectively referred to as "Sellers" or individually as a "Seller")

                             As of the date of signature of this Term Sheet, Mike Ajnsztajn owns 8,680,000 of common stock and Gaston Liebhaber owns 2,480,000 common stock of Astralis (with respect to each Seller, the "Astralis Stock").

                             Each Seller hereby confirms that he owns no other common stock, warrants, notes, convertibles or any type of equity or debt instrument in Astralis or any of its affiliates.

Assignment                   Prior  to  the   completion   of  the  transfer  of
Agreement:                   ownership  of the  Astralis  Stock  pursuant to the
                             Stock Purchase  Agreement and concurrently with the
                             execution  of the Stock  Purchase  Agreement,  each
                             Seller will agree in the  Assignment  Agreement  to
                             transfer   immediately   after   execution  of  the
                             Assignment  Agreement  his  rights  (the  "Rights")
                             under the  Stockholders  Agreement,  dated December
                             10, 2001,  as amended on January 20, 2004,  between
                             Astralis,  Sellers,  Buyers  and the other  parties
                             thereto (the "Stockholders  Agreement"),  including
                             his rights  under  Section  2.1 and 2.2 to nominate
                             and  designate   directors,   to  Buyer.  Upon  the
                             appointment pursuant to the Rights of two directors
                             nominated  by Buyer to the  Board of  Directors  of
                             Astralis   (the    "Additional   Skye   Directors")
                             including the completion of all necessary corporate
                             action  to  effectuate   the   appointment  of  the
                             Additional Skye Directors, Buyer shall be obligated
                             to issue to each  Seller the  number of  SkyePharma
                             ordinary  shares  ("Shares")  equal  to  10% of the
                             Share  Consideration  (as  defined  below) to which
                             such Seller will be  entitled  upon
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                         SUMMARY OF TERMS AND CONDITIONS
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                             closing  of the Stock  Purchase  Agreement.  If (i)
                             appointment of the Additional Skye Directors does not become effective and (ii) Buyer does not purchase the Astralis Stock pursuant to the Stock
                             Purchase Agreement, then the Rights will revert to the respective Sellers.

Purchase and Sale:           Buyer  intends to purchase and each Seller  intends
                             to sell all of its Astralis Stock in a private transaction subject to the terms of the Stock
                             Purchase Agreement. The consideration for such purchase will be in the form of Shares.

Purchase Price:              The number of Shares to be issued as  consideration
                             for the Astralis Stock will be the number of shares
                             of  Astralis  Stock  owned by Seller  as  specified
                             above multiplied by an exchange ratio determined in
                             accordance  with the  methodology  described  below
                             (with   respect   to  each   Seller,   the   "Share
                             Consideration").

                             The exchange ratio will be calculated by taking the average of the daily closing price of Astralis common stock, as quoted on the OTC Bulletin Board and reported on the Yahoo.com internet site, for the 10 business days up to and including December 3, 2004 divided by the average of the daily closing price of SkyePharma plc ADR's, as quoted on the Nasdaq and reported on the Yahoo.com internet site, for the 10 business days up to and including December 3, 2004, multiplied by ten.

Stock Purchase               Concurrently  with the execution of the  Assignment
Agreement:                   Agreement,  the  parties  will  enter  into a Stock
                             Purchase  Agreement  whereby each Seller will agree
                             to sell his shares of  Astralis  Stock to Buyer and
                             Buyer  will  agree  to  purchase   such  shares  in
                             exchange for the Share Consideration, subsequent to and conditional upon the valid appointment of the Additional Skye Directors to the Astralis Board pursuant to the Assignment Agreement, which may be waived at Buyer's sole discretion.

Delivery of the              The Assignment  Consideration  will be allotted and
Shares:                      issued to the Sellers within 5 calendar days of the
                             valid appointment of the Additional Skye Directors and the Share Consideration will be allotted and issued to the Sellers within 5 calendar days of the closing date of the Stock Purchase Agreement (the
                             "Closing Date").

Lock-Up: Sellers will agree to a lock-up period for the Shares received pursuant to the Assignment Agreement and the Stock Purchase Agreement for the following duration:

                                  [REDACTED]



Restrictions                 The Shares  will not be  registered  under the U.S.
on Transfer:                 Securities Act of 1933 (the  "Securities  Act") and
                             will be issued to Sellers in a private

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                         SUMMARY OF TERMS AND CONDITIONS
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                             transaction  that is exempt  from the  registration
                             requirements of the Securities Act. Accordingly, the Shares will be "restricted securities" and, after the expiration of the lock-up period and subject to the other restrictions contained under the heading Lock-Up above, the Sellers shall not, prior to two years after the issue of the Shares, be able to offer, sell or deliver any Shares unless:

                                o (i) the Shares are sold outside the United States in a transaction complying with Regulation S, including through the facilities of the London Stock Exchange provided that neither such Seller nor anyone acting on his behalf knows that the transaction has been prearranged with a buyer in the United States; or

                                o (ii) the Shares are sold in a transaction that does not require registration under the Securities Act or any applicable laws and regulations of the states of the United States governing the offer and sale of securities, and prior to the offer, sale or delivery, Seller has furnished to Buyer an opinion of counsel satisfactory to Buyer to such effect (unless delivery of such opinion is waived by Buyer).

                             The Shares shall be legended and Sellers shall make such other agreements as are customary in a private placement transaction.


Representations and          Each party will give representations and warranties
Warranties:                  with respect to due  organization and power and due
                             authorization,   execution   and  delivery  of  the
                             Assignment   Agreement   and  the  Stock   Purchase
                             Agreement.  Buyer  will  give  representations  and
                             warranties  with  respect to valid  issuance of the
                             Shares.  Each Seller will give  representations and
                             warranties   with   respect  to  share   ownership,
                             transfer of good and marketable title of the Astralis Stock and no conflicts with agreements, laws or governing documents of Astralis and will give other customary representations and warranties for a private placement transaction.

Exclusivity:                 Each Seller agrees with Buyer that from the date of
                             this  Term  Sheet  until  [REDACTED],  it will  not
                             accept,  solicit,  entertain  or consider any offer
                             relating  to  the  Astralis  Stock  or  effect  any
                             transactions in any other common stock or any other
                             securities of Astralis  (whether debt or equity) or
                             negotiate   or  enter  into  any   discussions   or
                             arrangements    or   provide    any    confidential
                             information relating to the same.

Expenses:                    Each party shall be responsible  for the payment of
                             all expenses which it incurs in connection with this transaction.

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                         SUMMARY OF TERMS AND CONDITIONS
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Governing Law and            The Term Sheet  shall be governed by the law of the
Consent                      State of New York.  Each of Buyer  and each  Seller
to Jurisdiction:             agree   to  be   subject   to   the   non-exclusive
                             jurisdiction of the State of New York.

Binding Provisions:          Each of  Buyer  and  each  Seller  agree  that  the
                             provisions   within   this  Term   Sheet  with  the
                             following titles are legally binding:  Exclusivity,
                             Expenses   and   Governing   Law  and   Consent  to
                             Jurisdiction. Such obligations are intended to be legally binding, and each party hereto agrees that the other parties are relying upon such agreements as an inducement to enter into this Term Sheet.




                                                     Date: December 9, 2004


Mike Ajnsztajn




/s/ Mike Ajnsztajn
......................................



/s/ Gaston Liebhaber
......................................



SkyePharma plc


By:   /s/ Donald Nicholson
............................................
   Name: Donald Nicholson
   Title: Finance Director




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